UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 2, 2014

Tribute Pharmaceuticals Canada Inc.
(Exact Name of Registrant as Specified in its Charter)

Ontario, Canada	001-31198	Not Applicable
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

151 Steeles Avenue East, Milton, Ontario, Canada L9T 1Y1
(Address of principal executive offices) (Zip code)

(519) 434-1540
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth below under “Item 2.01 Completion of Acquisition or Disposition of Assets” in this Current Report is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 2, 2014, Tribute Pharmaceuticals Canada Inc. (the “Company”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Novartis AG and Novartis Pharma AG (collectively, “Novartis,” and together with the Company, the “Parties”) pursuant to which the Company acquired from Novartis the Canadian rights to manufacture, market, promote, distribute and sell Fiorinal®, Fiorinal® C, Visken® and Viskazide® for the relief of pain from headache and for the treatment of cardiovascular conditions (the “Products”), as well as certain other assets relating to the Products, including certain intellectual property, marketing authorizations and related data, medical, commercial and technical information, and the partial assignment of certain manufacturing and supply agreements and tenders with third parties (the “Acquired Assets”). The Company also assumed certain liabilities arising out of the Acquired Assets and the Licensed Assets (as described below) after the date hereof, including product liability claims or intellectual property infringement claims by third parties relating to the sale of the Products by the Company in Canada. Fiorinal® and Fiorinal® C are indicated for the relief of tension-type headache and Visken®/Viskazide® for the treatment of mild-moderate hypertension.  Visken® is also indicated for the prevention of angina pectoris. Combined net sales of the Products in Canada during the twelve month period ending August 31, 2014 were approximately CDN$10.8 million.

In connection with the acquisition of the Acquired Assets, and pursuant to the terms of the Asset Purchase Agreement, the Company concurrently entered into a license agreement with Novartis AG, Novartis Pharma AG and Novartis Pharmaceuticals Canada Inc. (the “License Agreement”, and, together with the Asset Purchase Agreement, the “Agreements”). Pursuant to the terms of the License Agreement, the Novartis entities agreed to license to the Company certain assets relating to the Products, including certain intellectual property, marketing authorizations and related data, and medical, commercial and technical information (the “Licensed Assets”). The Company concurrently entered into a supply agreement with Novartis Pharma AG (the “Supply Agreement”), pursuant to which Novartis Pharma AG agreed to supply the Company with the requirements of Products for sale for a transition period until the Company is able to transfer the marketing authorizations to the Company.

The consideration paid for the Acquired Assets and the Licensed Assets is CDN$32 million (the “Purchase Price”). The Company funded the acquisition of the Acquired Assets with cash on hand and with US$6 million of debt provided by SWK Holdings Corporation (“SWK”). In connection with the transaction, the Company increased its existing debt facility with SWK by up to US$9 million to US$17 million, US$6 million of which was drawn upon in connection with the acquisition of the Acquired Assets (and US$14 million of which has been drawn upon in total to date).  The additional advances by SWK are governed by the terms of the Credit Agreement entered into between the Company and SWK on August 8, 2013, as amended by the First Amendment to the Credited Agreement and Guarantee dated October 1, 2014.

The Asset Purchase Agreement contains customary representations, warranties and covenants from the Parties (including covenants requiring the Company to file applications for the transfer of the marketing authorizations for the Products in Canada within nine (9) months from the date hereof), as well as provisions relating to indemnity, confidentiality and other matters. The representations, warranties and covenants contained in the Agreements are made only for purposes of the Agreements and are made as of specific dates; are solely for the benefit of the Parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the Parties in connection with negotiating the terms of the Agreements, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the Parties, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting Parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Acquired Assets, the Company or the Novartis entities. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreements, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the Agreements do not purport to be complete and are qualified in their entirety by reference to the Asset Purchase Agreement and the License Agreement, respectively, copies of which are attached as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On October 2, 2014, the Company issued a press release announcing the entry into the Agreements. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits

The following exhibits are filed and furnished, respectively, herewith:

Exhibit No.	Description

2.1*	Asset Purchase Agreement, dated as of October 2, 2014, by and among Tribute Pharmaceuticals Canada Inc. and Novartis AG and Novartis Pharma AG
2.2*	License Agreement, dated as of October 2, 2014, by and among Tribute Pharmaceuticals Canada Inc. and Novartis AG, Novartis Pharma AG and Novartis Pharmaceuticals Canada Inc.
99.1	Press Release dated October 2, 2014

* Confidential portions of this Exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Certain annexes to the Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any of the annexes to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tribute Pharmaceuticals Canada Inc.

October 8, 2014	By:	/ s/ Scott Langille
Scott Langille
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Asset Purchase Agreement, dated as of October 2, 2014, by and among Tribute Pharmaceuticals Canada Inc. and Novartis AG and Novartis Pharma AG
2.2*	License Agreement, dated as of October 2, 2014, by and among Tribute Pharmaceuticals Canada Inc. and Novartis AG, Novartis Pharma AG and Novartis Pharmaceuticals Canada Inc.
99.1	Press Release dated October 2, 2014

* Confidential portions of this Exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Certain annexes to the Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any of the annexes to the Commission upon request.